UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 10, 2008

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosures

On November 10, 2008 an article regarding IdeaEdge, Inc. (the “Company”) appeared in the San Diego Business Journal entitled “IdeaEdge Seeks Piece of $100B Gift Card Market”.  The article contains certain financial information regarding the Company’s business operations and financial condition.  A copy of the article is attached as Exhibit 99.1.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 8.01    Other Items

Socialwise, Inc., a wholly-owned subsidiary of our Company, has announced the launch of its Socialwise™ Group Gifting Platform on November 10, 2008.  In connection with the launch of this platform and the website (www.socialwise.com), the Company has announced that it has entered into agreements with the following 24 retailers for the marketing and sale of their gift cards:  Amazon.com; AMC Entertainment Holdings, Inc.; A Pea in a Pod; Applebee’s; Banana Republic; BedandBreakfast.com; Border’s Group, Inc.; Cabela’s; Circuit City Stores, Inc.; CVS Drug; Eddie Bauer, Inc.; Hard Rock Café; Mimi Maternity; Motherhood Maternity; Nike, Inc.; Old Navy; Overstock; Pacific Sunwear of California, Inc.; Panera; Papa John’s International, Inc.; Piperlime; Staples, Inc.; The Gap; and Travelocity.

Item 9.01     Exhibits

Exhibit	Description

Exhibit 99.1	San Diego Business Journal Article

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.
/s/ Jonathan Shultz
Dated: November 10, 2008	By:
Jonathan Shultz Chief Financial Officer

Exhibit 99.1

IdeaEdge Seeks Piece of $100B Gift Card Market
By NED RANDOLPH - 11/10/2008
San Diego Business Journal Staff

Can’t decide what color shoes to buy your teenage daughter — why not add cash value to her Nordstrom gift card on Facebook?

Starting Nov. 10, Facebook users can add value to virtual gift cards on their profile pages from retailers such as Nordstrom, Starbucks Coffee and Gap through IdeaEdge, which is based in San Diego.

“You can set up a gift card on your site, and a friend can come in and add money to it,” said CEO Jim Collas.

Americans spent $100 billion on gift cards last year, according to industry researcher TowerGroup.

Putting gift cards onto social networking platforms will allow customers to purchase them effortlessly, Collas said.

And it will allow site visitors to make very small transactions that eventually add up.

“The reason we focused on group gifting is that it breaks down the contributions to smaller amounts,” Collas said. “An average Facebook and MySpace user has 100 friends.”

IdeaEdge is also partnering with third-party developers to build applications to stretch across multiple social networking sites, including LinkedIn and Friendster.

IdeaEdge will split commissions from retailers, usually 6 percent to 12 percent, said Collas.

So far, the startup has partnered with 20 retailers such as the Gap, Amazon.com, Hard Rock Café, Banana Republic, Cabela’s and MasterCard.

Bringing Commerce

“It’s bringing e-commerce into social networks,” says Collas, a former Gateway executive, who launched the business in November 2007 with Chris Nicolaidis.

RockYou will be the first developer to use the service with its e-birthday card application, which gets about 3.3 million users a month on MySpace, Bebo, hi5 and Friendster.

A friend sending out a RockYou e-card can add a gift card to it.

IdeaEdge representatives say the concept will catch fire in the viral nature of social networking platforms.

One challenge for social network developers is making money from the 100 million U.S. social network users.

Users of Facebook spent $48 million in 2007 buying “virtual” gifts such as a picture of a cup of coffee, so imagine what they would do with actual presents, Collas said.

The company is also rolling out BillMyParents, which allows parents to monitor and track purchases made by their kids. When teenagers order gifts, it e-mails invoices to parents, who can approve purchases, says Collas.

Visa and MasterCard offered a product for parents to reward kids that added value to a card whenever they took out the garbage or received good grades, said Brian Riley, research director for TowerGroup. The concept failed to catch on.

“This is really reversing the model,” he said. “Where a parent would push a child into their network — take out the trash and I reward you, the pull is where you might be requesting money … Here’s the textbook bill that I need you to cover in my Student Affairs Office.”

Collas envisions adding a BillMyParents button to any kind of e-commerce site, even Amazon.com.

Name Is Borrowed

The founders borrowed the IdeaEdge name from a business Collas started in 2000, a venture capital incubator that failed in the dot-com collapse. (IdeaEdge is changing its name to SocialWise.)

Up until January, Collas and Nicolaidis focused on creating an “American Idol” branded gift card.

They financed the company’s launch with a $3 million investment to complete a reverse merger into a public shell company.

Earlier this year, they dropped the “American Idol” concept to focus on group gifting with multiple retailers.

They raised $1.2 million in a second round of capital in June.

The company has four partners plus two part-time employees, and contracts out to five development design teams.

The company envisions itself as a major player in the social networking game, but doesn’t know where the third-party developers will take it.

“We’re giving them the tools to take off, and just let people do their own thing,” Collas said. “We’re not trying to figure out what will be successful.”

San Diego Business Journal, Copyright © 2008, All Rights Reserved.

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